EX-99.77Q1 OTHR EXHB

ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AND/OR SUB-ADVISORY CONTRACTS

Gerstein Fisher Multi-Factor International Growth Equity Fund

The Trust for Professional Managers entered into an Advisory Agreement with Gerstein Fisher & Associates, Inc. on behalf of the Gerstein Fisher Multi-Factor International Growth Equity Fund.  The Advisory Agreement was previously filed with Registrant's Post-Effective Amendment No. 286 to its registration statement on Form N-1A, filed on January 9, 2012 and is incorporated by reference.